Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-KSB/A of Miller Petroleum, Inc. (the “Company”) for the period ended April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deloy Miller, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2006

By:  /s/ Deloy Miller
Deloy Miller
Chief Executive Officer